Exhibit 23.4

June 27th, 2008

Gushan Environmental Energy Limited

c/o Carling Technology Limited

Unit 908, China Merchants Tower

168-200 Connaught Road Central

Sheung Wan, Hong Kong

SUBJECT: WRITTEN CONSENT TO REFERENCE FROST & SULLIVAN MARKET RESEARCH ON THE FORM 20-F FILING OF GUSHAN ENVIRONMENTAL ENERGY LIMITED

Dear Sirs,

We understand that Gushan Environmental Energy Limited (the “Company”) plans to file an annual report on Form 20-F for the fiscal year ended December 31, 2007 with the U.S. Securities and Exchange Commission. We hereby consent to the references to our name, methodologies, assumptions and conclusions, with respect to our market research reports prepared for Gushan Environmental Energy Limited (the “Company”) dated May 23, 2008 and May 23, 2008 in the Company’s Form 20-F, the filling of this letter as an exhibit to the Form 20-F and classification as an expert under Section 11(a) (4) of the Securities Act of 1933, as amended.

Yours faithfully,
For and on behalf of
Frost & Sullivan

Mark Dougan

Managing Director ANZ

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